                                                                     Exhibit 3.5

                                    DELAWARE

                                 THE FIRST STATE

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "ATLANTIC COAST FIBERS, INC." AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF INCORPORATION, FILED THE NINETEENTH DAY OF JANUARY, A.D. 1996, AT 4 O'CLOCK P.M.

     CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "KTI PLASTIC RECYCLING, INC." TO "KTI RECYCLING, INC.", FILED THE SEVENTH DAY OF MARCH, A.D. 1997, AT 10 O'CLOCK A.M.

     CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "KTI RECYCLING, INC." TO "ATLANTIC COAST FIBERS, INC.", FILED THE FIRST DAY OF FEBRUARY, A.D. 2000, AT 9 O'CLOCK A.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

                                       /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

[SEAL]

2583652    B100H                                   AUTHENTICATION: 1782695

020316404                                                    DATE: 05-17-02

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    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:00 PM 01/19/1996
  960018067 - 2583652

                          CERTIFICATE OF INCORPORATION

                                       OF

                           KTI PLASTIC RECYCLING, INC.

     1. The name of the corporation is:

                           KTI PLASTIC RECYCLING, INC.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of common stock which the corporation shall have authority to issue is One Thousand Five Hundred (1,500); all of such shares shall be without par value.

     5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

     6. The name and mailing address of the incorporator is:

                                   D.M. Dembkowski
                                   Corporation Trust Center
                                   1209 Orange Street
                                   Wilmington, Delaware 19801

     7. The corporation is to have perpetual existence.

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 19th day of January, 1996.

                                        D.M. Dembkowski
                                   -------------------------------

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    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 03/07/1997
   971075533 - 2583652

                            Certificate of Amendment

                                       Of

                          Certificate of Incorporation

                                       Of

                           KTI Plastic Recycling, Inc.

     KTI Plastic Recycling, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

     First:    That the Board of Directors at a Meeting held on March 5, 1997 duly adopted a proposed amendment to the Certificate of Incorporation of the Corporation. The proposed amendment is as follows:

     That the Certificate of Incorporation of this Corporation be amended by changing the first Article thereof so that, as amended said Article shall be and read as follows:

     "The name of the Corporation is KTI Recycling, Inc."

     Second:   Pursuant to a resolution of the Board of Directors, a Special
Meeting of the Stockholders was duly called and held on March 5, 1997. The necessary number of shares as required by statute were voted in favor of the amendment.

     Third:    That such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     In Witness whereof, the Corporation has caused this certificate to be signed by its President and attested to by its Secretary this 5th day of March, 1997.

                                                KTI Plastic Recycling, Inc.


                                                By:  /s/ Martin J. Sergi
                                                     ---------------------------
                                                     Martin J. Sergi, President


Attest:  /s/ Robert E. Wetzel
         --------------------------
         Robert E. Wetzel, Secretary

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State of New Jersey     )
                        ) SS.
County of Hudson        )


     I, Francis J. Elenio, the undersigned, a notary public in and for said County, in the State aforesaid, do hereby certify that Martin J. Sergi, personally known to me to be the President of KTI Plastic Recycling, Inc., a Delaware corporation, appeared before me this day in person and acknowledged that as President he signed and delivered the attached document as his free and voluntary act and as the free and voluntary act of such corporation for the uses and purposes therein set forth and the facts therein stated are truly set forth.

     Given under my hand and Notarial Seal this 5th day of March, 1997


                                            /s/ Francis J. Elenio
                                            -----------------------------
                                            Notary public

                                            My Commission expires: 9/25/00


                                                 FRANCIS J. ELENIO
                                            NOTARY PUBLIC OF NEW JERSEY
                                        My Commission Expires Sept. 25, 2000

                                                       [SEAL]

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[LETTERHEAD OF PAUL, FRANK & COLLINS, INC.]

                                January 31, 2000

VIA FEDERAL EXPRESS
Delaware Department of State
Division of Corporation
John G. Townsend Building
Federal and Duke of York Street
Dover, DE 19901

     RE:  KTI RECYCLING, INC.

Dear Sir/Madam:

     I enclose a Certificate of Amendment of Certificate of Incorporation of KTI Recycling, Inc. for filing with the Secretary of State's Office. I also enclose Paul, Frank & Collins' check in the amount to cover the filing fee.

     Please give me a call if you have any questions.

                                              Sincerely,

                                              PAUL, FRANK & COLLINS, INC.

                                              /s/ Catherine Kronk
                                              -------------------
                                              Catherine Kronk

CK: tmw
Enclosure

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                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 02/01/2000
                                                          001057401 - 2583652

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                               KTI RECYCLING, INC.

     KTI Recycling, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

     DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation, by the unanimous consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     RESOLVED, that the Certificate of Incorporation of KTI Recycling, Inc. be amended by changing the first Article thereof so that, as amended, said Article shall be and read as follows:

     "The name of the Corporation is Atlantic Coast Fibers, Inc."

     SECOND: That in lieu of a meeting and vote of sole stockholder, the sole stockholder has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said KTI Recycling, Inc. has caused this certificate to be signed by Jerry S. Cifor, its VP/Treasurer, this 7th day of January, 2000.


                                                KTI RECYCLING, INC.


                                              By /s/ Jerry S. Cifor
                                                 -------------------------------
                                                 Jerry S. Cifor, VP/Treasurer

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